EXHIBIT 10.1

FIRST AMENDMENT TO
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN
This First Amendment (“First Amendment”) to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “2010 Plan”), is adopted by the Board of Directors (the “Board”) of Mattel, Inc., a Delaware corporation (the “Company”), on March 20, 2018, effective as of the date of the Annual Meeting that occurs in 2018, provided that it is approved by the Company’s stockholders on that date (the “Amendment Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS

A.	The Company currently maintains the 2010 Plan.

B.
The Board believes it is in the best interests of the Company and its stockholders to amend the 2010 Plan to increase the Share Limit, and to further amend the 2010 Plan to incorporate the terms and conditions set forth herein.

AMENDMENT
The Plan is hereby amended as follows, effective as of the date of the Annual Meeting that occurs in 2018, provided that it is approved by the Company’s stockholders on that date.
1. The heading of Section 5 of the Plan is hereby deleted and replaced in its entirety with the following: “SHARES AVAILABLE; VESTING LIMITATIONS.”
2. Section 5(a). Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:
“Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 90 million shares of Common Stock, (y) the number of shares of Common Stock which as of the Effective Date remained available for issuance under the 2005 Plan, and (z) any shares of Common Stock subject to awards outstanding under the 2005 Plan as of the Effective Date which, on or after the Effective Date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares to the holder thereof (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.”

3. Section 5(g). The following is hereby added as Section 5(g) of the Plan:
“Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 17 and 18 of the Plan, Grants made under the Plan on or after the effective date of the First Amendment to the Plan (the “Amendment Date”) shall vest no earlier than the first anniversary of such Grant’s date of grant; provided, however, that, notwithstanding the foregoing, Grants that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 5 (as such number of shares of Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more Participants without respect to such minimum vesting provisions. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting. Notwithstanding the foregoing, nothing in this Section 5(g) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a Participant’s death, Disability or Severance.”
4. Section 11(b). The last sentence of Section 11(b) of the Plan is hereby deleted and the following is hereby added to the penultimate sentence of Section 11(b) of the Plan:
“(subject to Section 12(a) of the Plan).”
5. Section 12. Section 12 of the Plan is hereby deleted and replaced in its entirety with the following:
“DIVIDENDS AND DIVIDEND EQUIVALENTS.
(a) Notwithstanding anything herein to the contrary, the Committee may make any and all dividends and distributions with respect to Grants under the Plan (including, but not limited to, Grants of Restricted Stock) subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Grant; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Grant or any portion of a Grant may only be paid to the Participant to the extent that the vesting conditions applicable to such Grant or portion thereof are subsequently satisfied and the Grant or portion thereof to which such dividend relates vests, and any dividends with respect to any Grant or any portion thereof that does not become vested shall be forfeited.
(b) The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof; provided, that, notwithstanding anything herein to the contrary, Dividend Equivalents with respect to Grants (or any portion thereof) that are not vested at the time that the underlying dividend is paid may only be paid to the Participant to the extent that the applicable vesting conditions are subsequently satisfied and the Grant (or portion thereof) vests, and any Dividend Equivalents with respect to any portion of a Grant that does not become vested shall be forfeited. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant no later than the later of the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited or the fifteenth day of the third month following the end of the calendar year in which the related Grant vests. Any Dividend Equivalents shall be treated separately from the right to other amounts under the Grant for purposes of the designation of time and form of payment required by Code Section 409A.

(c) Notwithstanding anything in the foregoing to the contrary, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or Stock Appreciation Rights.”
6. Section 18(a). Section 18(a) of the Plan is hereby deleted in its entirety and replaced with the following:
“In the event of a Change in Control, (i) if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that any Grant will not be assumed, or new rights that substantially preserve the terms of such Grant will not be substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then any such Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units shall be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) if the Committee reasonably determines in good faith, that a Grant has been assumed or new rights that substantially preserve the terms of such Grant have been substituted therefor, by the Participant’s employer (or the direct or indirect parent entity of the employer) immediately following the Change in Control, then, in the event that the Participant incurs a Severance by the Company without Cause within the 24-month period immediately following the Change in Control, then, any such Grant of Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, any such Grant of Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such Severance, and any such Grant of Restricted Stock Units shall be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) any Grant granted on or after the Amendment Date that is subject to performance-based vesting shall, immediately prior to, and subject to the consummation of, such Change in Control, vest based on the greater of (x) actual performance through the date of the Change in Control or (y) prorated target performance, with the number of shares based on the number of days elapsed in the applicable performance period through the date of the Change in Control over the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual Agreement, Program or in Section 18(c) or Section 19 (including

Section 19A) hereof. Notwithstanding the foregoing, except as expressly permitted by subclauses (i) and (iii) of this Section 18(a), (1) in no event shall any Grant granted on or after the Amendment Date provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in Control.”
7. Section 23(d). Section 23(d) of the Plan is hereby deleted in its entirety and Section 23(e), and all references in the Plan thereto, are renumbered as Section 23(d).
8. This First Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan.
9. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this First Amendment to be executed, effective as of May 17, 2018.

MATTEL, INC.

By:___/s/ Amanda Thompson________
Name: Amanda Thompson
Title:      Executive Vice President and Chief
People Officer

Dated: May 17, 2018